UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020 (October 21, 2020)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2020, Warner Music Group Corp. (the “Company”) and the Company’s Executive Vice President and Chief Financial Officer, Eric Levin entered into an amendment to Mr. Levin’s employment agreement (the “Letter Agreement”).

Mr. Levin’s amended Letter Agreement, among other changes set forth therein, (i) extends the term of his employment through September 30, 2025, (ii) amends his base salary to $1,000,000, effective as of October 1, 2020, (iii) sets his annual target bonus amount at $1,000,000 and (iv) provides that he will be eligible for an annual grant of long-term incentive awards with a target value of $1,000,000 per year. Additionally, in the event Mr. Levin’s employment is terminated for any reason other than for “cause” (as defined in the Letter Agreement), Mr. Levin will be entitled to cash severance benefits equal to the annual base salary payable to him under the Letter Agreement, as well as a portion of his annual target bonus, pro-rated in good faith for the year of his termination.

The foregoing summary description of the Letter Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Letter Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated as of October 21, 2020, between Warner Music Inc. and Eric Levin

104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: October 23, 2020